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                                OPTION AGREEMENT


                  OPTION AGREEMENT dated December 1, 1994 between ACTV, Inc., a Delaware corporation (the "Corporation") and Gerard Klauer Mattison & Co. Inc. (the "Company").

                  The Corporation desires to grant to the Company the right and option to purchase up to 5,000 shares (the "Option Shares") of Common Stock (the "Common Stock"), of the Corporation, on the terms and subject to the conditions hereinafter set forth.

                  NOW,  THEREFORE,  in consideration of the receipt of $1.00 and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledge, the parties hereby agree as follows:

                  SECTION 1. Option to Purchase Common Stock.

                  a. Subject to Section 12 hereof, the Corporation hereby grants to the Company an option (the "Option") to purchase from the Corporation 5,000 Option Shares, at a purchase price of $5.50 per Option Share (the "Option Price"). The Company's right and option to purchase the Option Shares shall vest on December 1, 1994. With respect to the Option, the "Option Period" shall commence on the date hereof and terminate on December 1, 1997.

                  b. The Option may be exercised by the Company by delivery to the Corporation of a written notice (the "Option Notice"), which Option Notice shall state the Company's intention to exercise the Option, the date on which the Company proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the Company, the Company shall be obligated to purchase that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice.

                  c. The purchase and sale of Option Shares acquired pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the Stock certificate of other instrument registered in the name of the Company, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Corporation to the Company of this Option on the Closing Date against the delivery to the Corporation of a check in the full amount of the aggregate purchase price therefor.

                  SECTION 2. Representations and Warranties of The Holder. The Company hereby represents and warrants to the Corporation that in the event the Company acquires any Option Shares, such Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The Company understands that except as set forth in Section 6 hereof, the Option Shares will not be registered under the


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Securities Act of 1933, as amended (the  "Securities  ACT"),  by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 (2) thereof and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is except from registration.

                  SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to nor par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, the unexercised and fully vested portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which the Company would have been entitled if the Company had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  SECTION 4. Adjustment of Option Shares and Option Price.

                  a. The number of Option Shares subject to this Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of Common Stock.

                  b. The Option Price shall be subject to adjustment from time to time as follows:

                       (1) If, at any time during the Option Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Option Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.


                       (2) If, at any time during the Option Period,  the

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number of shares of Common Stock  outstanding  is decreased by a combination  of outstanding shares of Common Stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  SECTION 5. Termination of the Options.

                  a. Termination of Options in General. The Option granted hereby shall terminate and the Option shall no longer be exercisable after December 1, 1997.


                  SECTION 6. Piggyback Registration.

                  a. If, at any time commencing August 15, 1995 and expiring December 1, 1997, the Corporation proposes to register any of its securities under the Securities Act (other than in connection with a merger of pursuant to Form S-8 or other comparable Form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of such registration statement, to the Company of its intention to do so. If the Company notifies the Corporation within ten (10) days after receipt of any such notice of his desire to include any Option Shares, owned by him (on a fully vested basis) in such proposed registration statement, the Corporation shall afford the Company the opportunity to have any of his Option Shares registered under such registration statement, the Corporation shall afford the Company the opportunity to have any of his Option Shares registered under such registration statement; provided that
(i) such inclusion does not pose any significant legal problem and (ii) if such registration statement is filed pursuant to an underwritten public offering, the underwriter approves such inclusion.

                  b. Notwithstanding the provisions of this Section 6, the Corporation shall have the right at any time after it shall have given written notice pursuant to this Section 6 (irrespective of whether a written request for inclusion of any Option Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  c. Company will cooperate with the Corporation in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Corporation and executing and returning all documents reasonably requested in connection with the registration and sale of the Option Shares. In addition, Company will comply with all applicable provisions of state and federal securities laws, including rule 10b-6 and will not, during the course of a distribution, purchase any of the securities being distributed.

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                  d. All  expenses  incurred in any  registration  of the Option
Shares under this Agreement shall be paid by the Corporation, including, without limitation, printing expenses, fees and disbursements of counsel for the Corporation, expenses of any audits to which the Corporation shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Option Shares under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, the Corporation shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Option Shares sold in the offering or (c) the fees and expenses of counsel for Company, provided that the Corporation will pay, the costs and expenses of Company's counsel when the Corporation's counsel is representing all selling security holders.

                  SECTION 7. Transfer of Option; Successors And Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

                  SECTION 8. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Corporation, to:

                           ACTV, Inc.
                           1270 Avenue of the Americas - Suite 2401
                           New York, New York  10020
                           Attention:  William C. Samuels, President and CEO


                  With a copy to:

                           Gersten, Savage, Kaplowitz & Curtin
                           575 Lexington Avenue
                           New York, New York  10022
                           Attention:  Jay M. Kaplowitz, Esquire

                  If to the Company, to:

                           Gerard Klauer Mattison & Co., Inc.
                           529 Fifth Avenue
                           New York, NY  10017
                           Attention:  Dominic Petito


or to such  other  address  as the party to whom  notice is to be

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given may have  furnished to the other party in writing in accordance  herewith.
If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

                  SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

                  SECTION 10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreement.

                  SECTION 11. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

                  SECTION 12. Termination. In addition to the termination provisions set forth in Section 1 hereof, the Option shall terminate and the Option shall no longer be exercisable on December 1, 1997.

                  IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.


                                       ACTV, Inc.




                                       By:  WILLIAM C. SAMUELS
                                          ______________________
                                          William C. Samuels
                                          President




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